Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at 2013 Johnson Rice Company Energy Conference

ATLANTA, September 30, 2013 - RPC Incorporated (NYSE: RES) announced that it will present today at 3:35pm ET at the 2013 Johnson Rice Company Energy Conference in New Orleans.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results. Management's remarks will be available in real time at wsw.com/webcast/jr14/RES and will be archived on RPC’s investor website, www.rpc.net for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Lennon

Manager, Investor Relations

404-321-2172

slennon@rpc.net